Exhibit 10.28

December 15, 2016
Graco Inc.
88 11th Avenue NE
Minneapolis, Minnesota 55413
Re:    Amendment No. 3 to Note Agreement
Ladies and Gentlemen:
Reference is made to that certain Note Agreement, dated as of March 11, 2011 (as amended by the Amendment and Restatement of Amendment No. 1 to Note Agreement, dated as of March 27, 2012 and by the Amendment No. 2 to Note Agreement, dated as of June 26, 2014, the “Note Agreement”), between Graco Inc., a Minnesota corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, Gibraltar Life Insurance Co., Ltd., The Prudential Life Insurance Company, Ltd., Forethought Life Insurance Company, RGA Reinsurance Company, MTL Insurance Company and Zurich American Insurance Company, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.
The Company has requested certain amendments to the Note Agreement set forth below. Subject to the terms and conditions hereof, the undersigned holders of the Notes are willing to agree to such request. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:
SECTION 1.    Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 2 below), the parties hereto agree that the Note Agreement is amended as follows:
1.1.    Paragraph 5N of the Note Agreement is deleted in its entirety.
1.2.    Paragraph 6A of the Note Agreement is amended in its entirety to read as follows:
6A.    Financial Covenants.
6A(1).    Cash Flow Leverage Ratio. The Company will not permit the Cash Flow Leverage Ratio, as of the end of any fiscal quarter of the Company, to exceed 3.50 to 1.00; provided, however, that, in connection with any Permitted Acquisition for which the purchase consideration equals or exceeds $200,000,000, the maximum Cash Flow Leverage Ratio, with prior notice to the holders of the Notes, shall increase to 4.00 to 1.00 for the four fiscal quarter period beginning with the quarter in which such Permitted Acquisition occurs, so long as (i) the

Company is in pro forma compliance herewith at such 4.00 to 1.00 level before and after giving effect to such Permitted Acquisition and (ii) after any such Permitted Acquisition that results in an increase to the 4.00 to 1.00 level, the Cash Flow Leverage Ratio permitted under this paragraph 6A(1) shall decrease to 3.50 to 1.00 for at least one fiscal quarter before becoming eligible to again increase to 4.00 to 1.00 for a new period of four consecutive fiscal quarters (with the understanding that any Permitted Acquisition occurring during such fiscal quarter would be required to comply with the 3.50 to 1.00 ratio).
6A(2).    Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to be less than 3.00 to 1.00; provided, however, that, in connection with any Permitted Acquisition for which the purchase consideration equals or exceeds $200,000,000, the minimum Interest Coverage Ratio, with prior notice to the holders of the Notes, shall decrease to 2.50 to 1.00 for the four fiscal quarter period beginning with the quarter in which such Permitted Acquisition occurs, so long as (i) the Company is in pro forma compliance herewith at such 2.50 to 1.00 level before and after giving effect to such Permitted Acquisition and (ii) after any such Permitted Acquisition that results in a decrease to the 2.50 to 1.00 level, the Interest Coverage Ratio permitted under this paragraph 6A(2) shall increase to 3.00 to 1.00 for at least one fiscal quarter before becoming eligible to again decrease to 2.50 to 1.00 for a new period of four consecutive fiscal quarters (with the understanding that any Permitted Acquisition occurring during such fiscal quarter would be required to comply with the 3.00 to 1.00 ratio).
1.3.    Clause (vii) of paragraph 6C of the Note Agreement is amended to delete the final sentence thereof.
1.4.    Clause (i) of paragraph 6I of the Note Agreement is amended in its entirety to read as follows:
(i) Investments outstanding on the Third Amendment Effective Date and listed on Schedule 6I;
1.5.    Paragraph 6M of the Note Agreement is amended in its entirety to read as follows:
6M.    Terrorism Sanctions Regulations. The Company covenants that it will not, and will not permit any Controlled Entity to (i) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person, or (ii) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (a) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (b) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws, except, in the case of this clause (b), as would not reasonably be expected to be material to the Company and its Subsidiaries.
1.6.    Paragraph 8Q of the Note Agreement is amended in its entirety to read as follows:
8Q.    Foreign Assets Control Regulations, Etc.
(i)    Neither the Company nor any Controlled Entity (a) is a Blocked Person, (b) has been notified that its name appears or may in the future appear on a State Sanctions List or (c) is a target of sanctions that have been imposed by the United Nations or the European Union.
(ii)    Neither the Company nor any Controlled Entity (a) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (b) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(iii)    No part of the proceeds from the sale of the Notes hereunder:
(a)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (2) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (3) otherwise in violation of any U.S. Economic Sanctions Laws;
(b)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(c)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(iv)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
1.7.    Clause (i) of the first sentence of the definition of “Reinvestment Yield” in paragraph 10A of the Note Agreement is hereby amended to add the words “ask-side” before the word “yields”.

1.8.    Paragraph 10B of the Note Agreement is hereby amended by amending and restating, or inserting in the appropriate alphabetical sequence, as the case may be, the following definitions:
“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Blocked Person” shall mean (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” shall have the meanings correlative thereto.
“Controlled Entity” shall mean (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Governmental Authority” shall mean
(i)    the government of
(a)    the United States of America or any state or other political subdivision thereof, or
(b)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(ii)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“OFAC” shall mean the Office of Foreign Assets Control, United States Department of the Treasury.
“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Permitted Acquisition” shall mean the acquisition by the Company or a Subsidiary of all or substantially all of the Ownership Interests or assets of any other Person (including by merger) or of all or substantially all of the assets of a division, business unit, product line or line of business of any other Person, provided that (i) following such acquisition, the Company shall be in compliance with paragraph 6G hereof, (ii) such acquisition shall occur at a time that no Event of Default shall have occurred and continued hereunder and no Event of Default shall result therefrom, (iii) if it is an acquisition of Ownership Interests and a new Material Subsidiary is thereby created, such Material Subsidiary shall become a Guarantor or the Company or Subsidiary that is the owner thereof shall have pledged the Ownership Interest thereof, if so required by paragraph 5K or 5M hereof, (iv) such acquisition shall be consummated on a non-hostile basis and shall have been approved by the board of directors (or similar governing body) of any Person acquired, and (v) in connection with any Permitted Acquisition for which the purchase consideration equals or exceeds $200,000,000, the Company shall have furnished to the holders of the Notes a certificate signed by a Responsible Employee demonstrating in reasonable detail pro forma compliance with the financial covenants contained in paragraphs 6A(1), 6A(2) and 6J for the applicable calculation period, in each case, calculated as if such acquisition, including the consideration therefor, had been consummated on the first day of such period.
“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Third Amendment” shall mean that certain Amendment No. 3 to Note Agreement dated as of the Third Amendment Effective Date by and among the Company, the Guarantors and the holders of the Notes.
“Third Amendment Effective Date” shall mean December 15, 2016.
“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
1.9.    The following definitions are deleted from paragraph 10B of the Note Agreement:
“Anti-Terrorism Order”
“Finishing Group Acquisition”
“Finishing Group Purchase Agreement”
“FTC Orders”
“Hold Separate Business”
“Hold Separate Order”
“Hold Separate Period”
“Hold Separate Subsidiary”
“Second Amendment Effective Date”
1.10.    Paragraph 11F of the Note Agreement is hereby amended to add the following new paragraph at the end thereof:
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this paragraph 11F, this paragraph 11F shall not be amended thereby and, as between such Purchaser or such holder and the Company, this paragraph 11F shall supersede any such other confidentiality undertaking.
1.11.    Schedules 6I and 8A(1) to the Note Agreement are replaced by Schedules 6I and 8A(1) attached to this letter agreement.
SECTION 2.    Effectiveness. The amendments in Section 1 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:
2.1.    Documents. Each holder of a Note shall have received original counterparts of this letter agreement executed by the holders of the Notes, the Company and each Guarantor.

2.2.    Credit Agreement Amendment. Each holder of a Note shall have received copies of an executed amendment to or restatement of the Credit Agreement in form and substance satisfactory to each holder of a Note and such amendment or restatement shall be in full force and effect.
2.3.    Representations. All representations set forth in Section 3 shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
2.4.    Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to each holder of a Note and its counsel, and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
SECTION 3.    Representations and Warranties. The Company represents and warrants to each holder of a Note that (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and all necessary or required consents to and approvals of this letter have been obtained and are in full force and effect, (ii) immediately before and after giving effect to the amendments to the Note Agreement in Section 1 hereof, (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct other than those representations and warranties that speak as of a certain date, in which case such representation and warranty was true and correct as of such earlier date and (b) no Event of Default or Default exists and (iii) neither the Company, any Guarantor nor any of their Subsidiaries has paid or agreed to pay, or will pay or agree to pay, any fees or other consideration other than upfront fees, arrangement fees, commitment fees, extension fees and administrative fees relating to the extension of the commitments thereunder and other than reimbursement of legal fees, costs and expenses in accordance with the terms thereof, with respect to the amendment to the Credit Agreement referenced in Section 2.2 above.
SECTION 4.    Reference to and Effect on Note Agreement. Upon the effectiveness of the amendments made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement and the Notes shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in Section 1 of this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Transaction Document, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any of the other Transaction Documents at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of Notes has agreed to or is prepared to grant any amendment to, waiver of or consent under the Note Agreement, any Note or any other Transaction Document in the future, whether or not under similar circumstances.
SECTION 5.    Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the holders of the Notes, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by such holders in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Company under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 6.    Reaffirmation. Each Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendments. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the obligations arising under or in connection with the Note Agreement, as the same may be amended by this letter agreement.
SECTION 7.    Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE WHICH WOULD OTHERWISE CAUSE THIS LETTER TO BE CONSTRUED OR ENFORCED OTHER THAN IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.
SECTION 8.    Counterparts; Section Titles. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(Signature Page Follows)

Very truly yours,
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:    __________________
    Vice President
GIBRALTAR LIFE INSURANCE CO., LTD.
THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:    Prudential Investment Management (Japan), Inc.,
    as Investment Manager

By:    PGIM, Inc.,
    as Sub-Adviser

By:    __________________
    Vice President
FORETHOUGHT LIFE INSURANCE COMPANY
RGA REINSURANCE COMPANY
MTL INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY

By:    Prudential Private Placement Investors, L.P.
    (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
    (as its General Partner)

By:    __________________
    Vice President

Accepted and Agreed to:
GRACO INC.

By:    __________________
Name:    Christian E. Rothe
Title:    Chief Financial Officer and Treasurer
GRACO MINNESOTA INC.
GRACO OHIO INC.

By:    __________________
Name:    Christian E. Rothe
Title:    Chief Financial Officer and Treasurer
GEMA USA INC. (formerly known as Graco
Holdings Inc.)
GRACO HIGH PRESSURE EQUIPMENT INC.
Q.E.D. ENVIRONMENTAL SYSTEMS, INC.
GRACO FLUID HANDLING (A) INC.
LANDTEC NORTH AMERICA, INC.

By:    __________________
Name:    Christian E. Rothe
Title:    President

SCHEDULE 6I

INVESTMENTS
Investment in Corporate Owned Life Insurance (COLI) through establishment of a Rabbi (Grantor) Trust (“Trust”) with Wilmington Trust on June 27, 2007.
The Trust is intended to provide informal funding for the Company’s deferred compensation and executive excess benefit retirement plans. The Company paid a premium in the amount of $1,498,626 each year for a five year period beginning in 2007, and paid an additional premium in the amount of $1,498,626 in November 2013.

SCHEDULE 8A(1)

SUBSIDIARIES

Subsidiary	Jurisdiction	Number of Shares	Percentage Owned	Material Subsidiary?
Alco Valves Group Limited	United Kingdom	503,970	100% by Graco Limited
Alco Valves Inc.	Canada	100	100% by Alco Valves Group Limited
Alco Valves Singapore PTE Limited	Singapore	2	100% by Alco Valves Group Limited
Alco Valves (US), Inc.	United States	2001	50.02498750624688% by Alco Valves Group Limited 49.97501249375312% by Alco Valves Inc.
Ecoquip Inc.	Virginia	100	100% by the Company
Gema Europe s.r.l.	Italy	1	100% owned by Graco BVBA
Gema México Powder Finishing S. de R.L. de C.V.	Mexico	13,103,000	99.9999923682% by Gema USA Inc. 0.0000076318% by the Company
Gema (Shanghai) Co., Ltd.	P.R. China	N/A**	100% by Graco BVBA
Gema Switzerland GmbH	Switzerland	1	100% owned by Graco BVBA
Gema USA Inc.	Minnesota	100	100% by the Company	Yes
Geotechnical Instruments (U.K.) Limited	United Kingdom	100,000	100% by Landtec Europe Limited
GFEC Free Zone Uruguay S.A.	Uruguay	10,800	100% owned by Graco Global Holdings S.à r.l.
GFEC Uruguay S.A.	Uruguay	250,000	100% owned by Graco Global Holdings S.à r.l.
GG Manufacturing s.r.l.	Romania	10,000	99.99% by Gema Switzerland GmbH 0.01% by Gema Europe s.r.l.
Graco Australia Pty Ltd.	Australia	248	100% owned by Graco Global Holdings S.à r.l.
Graco BVBA	Belguim	1,798,170	99.99994438790548% by Graco International Holdings S.à r.l. 0.00005561209452 % by Graco Global Holdings S.à r.l.
Graco Canada Inc.	Canada	10,000	100% owned by Graco Global Holdings S.à r.l.
Graco Chile SpA	Chile	100	100% by the Company
Graco Colombia S.A.S.	Colombia	20,000	100% by the Company
Graco Distribution BVBA	Belgium	100	100% by Graco BVBA
Graco do Brasil Ltda.	Brazil	26,006,536	99.9999961548% by Graco Global Holdings S.à r.l. 0.0000038452% by Graco International Holdings S.à r.l.
Graco Fluid Equipment (Shanghai) Co., Ltd.	People’s Republic of China	N/A**	100% by the Company
Graco Fluid Equipment (Suzhou) Co., Ltd.	People’s Republic of China	N/A**	100% by Graco Minnesota Inc.
Graco Fluid Handling (A) Inc.	Minnesota	100	100% by the Company	Yes

Sched. 8A(1)

Graco Fluid Handling (B) Inc.	Minnesota	100	100% by the Company
Graco Fluid Handling (D) Inc.	Minnesota	100	100% by the Company
Graco Global Holdings S.à r.l.	Luxembourg	20,000	100% by Graco Luxembourg III Holdings S.à r.l.
Graco GmbH	Germany	500,000	100% owned by Graco BVBA
Graco High Pressure Equipment Inc.	Minnesota	100	100% by the Company	Yes
Graco Hong Kong Ltd.	People’s Republic of China (Special Adm Region)	2,000	100% owned by Graco Global Holdings S.à r.l.
Graco India Private Limited	India	1,635,500	99.99993885661877% by Graco Hong Kong .006114338123 by Graco Fluid Handling (A) Inc.
Graco International Holding S.à r.l.	Luxembourg	17,300	100% owned by Graco Global Holdings S.à r.l.
Graco K.K.	Japan	660,000	100% owned by Graco Global Holdings S.à r.l.
Graco Korea Inc.	Korea	125,500	100% owned by Graco Global Holdings S.à r.l.
Graco Limited	United Kingdom	100,001	100% owned by Graco BVBA
Graco Luxembourg III Holdings S.à r.l.	Luxembourg	20,000	100% owned by the Company	Yes
Graco Minnesota Inc.	Minnesota	100	100% by the Company	Yes
Graco Ohio Inc.	Ohio	95 Class A 9,405 Class B	100% by the Company	Yes
Graco S.A.S.	France	24,499	100% by Graco BVBA
Graco Trading (Suzhou) Co., Ltd.	People’s Republic of China	N/A**	100% by Graco Minnesota Inc.
Gusmer Sudamerica S.A.	Argentina	12,000*	100% by the Company*
Holdings Indemnity Inc.	Utah	100	100% by the Company
Landtec Europe Limited	United Kingdom	456,007	100% by Gema Switzerland GmbH
Landtec North America, Inc.	United Kingdom	1,000	100% by Q.E.D. Environmental Systems, Inc.	Yes
MULTIMAQ - Pistolas e Equipamentos para Pintura Ltda	Brazil	1,425,773	99.99985972521573% by Graco do Brasil Ltda. 0.01402748427% by the Company
Q.E.D. Environmental Systems, Inc.	Michigan	500	100% by the Company	Yes
Staffordshire Hydraulic Services Limited	United Kingdom	100	100% by Graco High Pressure Equipment Inc.

* Shares held by two executive officers of the Company to satisfy the requirements of local law.
**No shares are issued.

Sched. 8A(1)